SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549


                              FORM 8-K


                           CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  July 29, 1996



                          NS&L Bancorp Inc.
         (Exact name of registrant as specified in charter)



        Missouri                 0-25814             43-1709446
        --------                 -------             ----------
(State or other jurisdiction  (Commission File    (I.R.S. Employer
  of incorporation)             Number)            Identification No.)



111 East Main Street, Neosho, Missouri                  64850
- --------------------------------------                  -----
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:  (417) 451-0429



                           Not Applicable
   (Former name or former address, if changed since last report)

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Item 5.  Other Events

     On July 29, 1996, the Registrant announced it had received approval from the OTS to commence a stock repurchase program to acquire up to 10% of its outstanding common stock, or approximately 84,342 shares, over a twelve month period. Reference is made to the Registrant's press release dated July 29, 1996, which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item  7.  Financial Statements, Pro Forma Financial Information and Exhibits


     Exhibit 99     Registrant's Press release Dated July 29, 1996

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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  NS&L BANCORP, INC.




Date:  July 29, 1996           By: /s/ C.R. Butler
       -------------               ----------------
                                    C.R. Butler
                                    President and Chief
                                     Executive Officer
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                                EXHIBIT 99

                     Registrant's Press Release Dated
                               July 29, 1996


                              *PRESS RELEASE*


FOR IMMEDIATE RELEASE:
July 30, 1996
CONTACT:     C.R. "Rick" Butler
        President and Chief Executive Officer
        (417) 451-0429

                            NS&L BANCORP, INC.
                TO INITIATE SECOND STOCK REPURCHASE PROGRAM

   (Neosho, Missouri) NS&L Bancorp, Inc. Monday announced that the Corporation has received regulatory approval to commence a stock repurchase program to acquire up to 10% of the Corporation's outstanding common stock, or approximately 84,342 shares. The Corporation previously completed its initial stock purchase program in which it repurchased 5% of the Corporation's outstanding shares. The current program will commence on July 30, 1996 and is expected to be completed within twelve months, at which time the Corporation will reevaluate the program and decide whether to terminate or continue it.

   C.R. "Rick" Butler, President and Chief Executive Officer of the Corporation, explained that the Board of Directors continues to consider the Corporation's stock an attractive investment relative to certain other investment alternatives.

   According to Mr. Butler, the repurchases generally would be conducted through open market purchases, although he did not rule out the possibility of unsolicited negotiated transactions or other types of repurchases. No shares will be repurchased directly from directors or officers of the Corporation.

   Mr. Butler explained that, as with the initial repurchase program, the price to be paid for the shares purchased in the open market will not exceed the lowest current independent offer quotation reported on the Nasdaq SmallCap Market. The number of shares to be purchased in the open market during any day generally is not to exceed 25% of the average daily trading volume of the common stock over the preceding four weeks, except for block purchases.

   At March 31, 1996, the Corporation reported total consolidated assets of $59 million and consolidated stockholders' equity of $13.9 million. The Corporation is a unitary savings and loan holding company whose sole subsidiary is Neosho Savings and Loan Association, F.A.

   The common stock of NS&L Bancorp, Inc. is traded on the Nasdaq SmallCap Market under the symbol "NSLB."

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